Exhibit 99.1

Montage Resources Corporation Announces Third Quarter 2019 Outperformance, Lowers Cash Production Costs Guidance and Increases Midpoint of Production Guidance for the Full Year 2019

IRVING, TX- November 7, 2019- (BUSINESS WIRE) - Montage Resources Corporation (NYSE:MR) (the “Company” or “Montage Resources”) today announced its third quarter 2019 financial and operational results along with revised full year 2019 guidance. In addition, the Company will be posting an updated investor presentation to its corporate website.

Third Quarter 2019 Highlights:

•	Average net daily production was 621.7 MMcfe per day, above the high end of the Company’s previously issued guidance range and above analyst consensus expectations
•	Average natural gas equivalent realized price was $2.88 per Mcfe, including cash settled derivatives and excluding firm transportation expenses
•

Per unit cash production costs (including lease operating, transportation, gathering and compression, production and ad valorem taxes) were $1.23 per Mcfe, with the per unit cash production costs outperforming the midpoint of the Company’s previously issued guidance by 9% and analyst consensus expectations

•

Net income was $4.3 million; Income from continuing operations before income taxes was $5.5 million; Adjusted net income[1] was $19.3 million; and Adjusted EBITDAX[1] was $83.6 million, above analyst consensus expectations

•	Capital expenditures were $65.4 million, approximately 17% better than analyst consensus expectations
•	The Company remains in a strong liquidity position with the recent 25% increase in its borrowing base to $500 million, ending the third quarter with $355 million in liquidity

[1]	Non-GAAP measure. See reconciliation for details

John Reinhart, President and CEO, commented on the Company’s third quarter 2019 results, “During the third quarter, we continued to demonstrate superior operational execution and prudent financial decision making as we exhibit a strong track record of what we believe are repeatable results that differentiate our performance from others in the Appalachian basin and our small-cap upstream peers. The quarter-over-quarter reduction in capital spending driven by a decrease in year to date cycle times of approximately 34% from the 2018 program helps to illustrate our improved capital efficiency. The drilling team routinely drills a mile a day in dry gas laterals and exceeds this pace in the Marcellus while completions activity is averaging approximately nine stages for the quarter. Our per unit cash production costs are 16% lower as compared to the third quarter of 2018 and we expect to exceed our targeted general and administrative expense synergies from the merger between Eclipse Resources and Blue Ridge Mountain Resources (excluding merger-related costs) in 2019.  These top-tier operating efficiencies, in addition to outstanding well results, contributed to the third quarter production outperformance and, when coupled with cash production costs per unit outperforming expectations, delivers cash operating margins that we believe are among the best in the Appalachian Basin.

For the third quarter of 2019, the Company generated revenue of $163 million, a 25% increase over the third quarter of 2018, while also recognizing a 25% increase in Adjusted EBITDAX1 over the third quarter of 2018, despite the weaker commodity price environment. From a top-line revenue perspective, we believe Montage is differentiated amongst other Appalachian peers as crude oil provided approximately 28% of our revenue for the third quarter and we will continue to focus on the development of our highest returning liquids-rich locations.  Our third quarter results further highlight the strength of our cash operating margins, which have expanded to 51% from 48%, or $1.47 per Mcfe, as compared to the second quarter 2019 despite an approximate 16% decline in natural gas pricing quarter over quarter. In addition, the Company is pleased to announce we have updated our production guidance for the full year 2019 to between 545 and 552 MMcfe per day and decreased our cash production costs guidance range to between $1.30 to $1.35 per Mcfe.

As we have previously highlighted, we are committed to maintaining operational flexibility in a dynamic business environment and will continue to run one gross operated rig through the remainder of 2019 and into 2020, while continuing to unlock value with our increased capital efficiency. Our focus remains on balancing disciplined growth and cash flow generation while maintaining low leverage and ample liquidity.  The natural gas macro environment we are currently experiencing reinforces the importance of being a low-cost producer with high quality assets, maintaining a top performing execution team, and having limited commitments. I believe we have managed our Company prudently and responsibly with the third quarter results demonstrating the effectiveness of our development strategy, the strength of our business, the focus of our team and the fundamental belief in the long-term prospects for Montage Resources.”

[1]	Non-GAAP measure. See reconciliation for details

Operational Discussion

The Company’s production for the three and nine months ended September 30, 2019 and 2018 is set forth in the following table:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Production:
Natural gas (MMcf)	43,289.9	22,979.7	109,613.9	63,308.4
NGLs (Mbbls)	1,401.1	906.4	3,414.9	2,492.6
Oil (Mbbls)	916.2	574.8	2,083.3	1,629.4
Total (MMcfe)	57,193.7	31,866.9	142,603.1	88,040.4

Average daily production volume:
Natural gas (Mcf/d)	470,542	249,779	401,516	231,899
NGLs (Bbls/d)	15,229	9,852	12,509	9,130
Oil (Bbls/d)	9,959	6,248	7,631	5,968
Total (MMcfe/d)	621.7	346.4	522.4	322.5

Financial Discussion

Revenue for the three months ended September 30, 2019 totaled $163.3 million, compared to $130.1 million for the three months ended September 30, 2018.  Adjusted Revenue2, which includes the impact of cash settled derivatives and excludes brokered natural gas and marketing revenue, totaled $164.8 million for the three months ended September 30, 2019 compared to $121.8 million for the three months ended September 30, 2018.  Net Income (Loss) for the three months ended September 30, 2019 was $4.3 million, or $0.12 per share, compared to $4.0 million, or $0.20 per share3, for the three months ended September 30, 2018. Adjusted Net Income2 for the three months ended September 30, 2019 was $19.3 million, or $0.54 per share, compared to $14.1 million, or $0.70 per share3, for the three months ended September 30, 2018. Adjusted EBITDAX2 was $83.6 million for the three months ended September 30, 2019 compared to $66.8 million for the three months ended September 30, 2018.

[2]

Adjusted Revenue, Adjusted Net Income (Loss) and Adjusted EBITDAX are non-GAAP financial measures. Tables reconciling Adjusted Revenue, Adjusted Net Income (Loss) and Adjusted EBITDAX to the most directly comparable GAAP measures can be found at the end of the financial statements included in this press release.

[3]	Retroactively reflects the 15-to-1 reverse stock split that took place at the close of the merger with Blue Ridge Mountain Resources, Inc. on February 28, 2019.

Average realized price calculations for the three and nine months ended September 30, 2019 and 2018 are set forth in the table below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Average realized price (excluding cash settled derivatives and firm transportation)
Natural gas ($/Mcf)	$2.03	$2.86	$2.41	$2.82
NGLs ($/Bbl)	14.42	27.66	17.82	25.48
Oil ($/Bbl)	49.09	63.24	49.64	60.42
Total average prices ($/Mcfe)	2.68	3.99	3.00	3.87

Average realized price (including cash settled derivatives, excluding firm transportation)
Natural gas ($/Mcf)	$2.28	$2.89	$2.49	$2.92
NGLs ($/Bbl)	14.92	27.66	18.19	25.11
Oil ($/Bbl)	49.53	52.67	50.15	52.32
Total average prices ($/Mcfe)	2.88	3.82	3.08	3.78

Average realized price (including firm transportation, excluding cash settled derivatives)
Natural gas ($/Mcf)	$1.60	$2.19	$1.94	$2.28
NGLs ($/Bbl)	14.42	27.66	17.82	25.48
Oil ($/Bbl)	49.09	63.24	49.64	60.42
Total average prices ($/Mcfe)	2.35	3.51	2.64	3.48

Average realized price (including cash settled derivatives and firm transportation)
Natural gas ($/Mcf)	$1.85	$2.22	$2.02	$2.38
NGLs ($/Bbl)	14.92	27.66	18.19	25.11
Oil ($/Bbl)	49.53	52.67	50.15	52.32
Total average prices ($/Mcfe)	2.56	3.34	2.72	3.39
*rounded to the nearest penny

Per unit cash production costs, which include $0.32 per Mcfe of firm transportation expense, were $1.23 per Mcfe for the third quarter of 2019, a decrease of approximately 16% compared to the third quarter of 2018.  The Company’s cash production costs (which include lease operating, transportation, gathering and compression, production and ad valorem taxes) are shown in the table below.

General and administrative expense (including one-time merger-related expenses) was $14.6 million and $12.9 million for the three months ended September 30, 2019 and 2018, respectively, and is shown in the table below. Cash general and administrative expense4 (excluding merger-related expenses and stock-based compensation expense) was $10.2 million and $7.8 million for the three months ended September 30, 2019 and 2018 respectively. General and administrative expense per Mcfe (including one-time merger-related expenses) was $0.25 in the three months ended September 30, 2019 compared to $0.41 in the three months ended September 30, 2018. Cash general and administrative expense4 per Mcfe (excluding merger-related expenses and stock-based compensation expense) declined 25% to $0.18 in the three months ended September 30, 2019 compared to $0.24 in the three months ended September 30, 2018.

[4]

Cash general and administrative expense is a non-GAAP financial measure. A table reconciling cash general and administrative expense to the most directly comparable GAAP measure can be found under “Cash General and Administrative Expense” in this press release.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Operating expenses (in thousands):
Lease operating	$11,986	$5,312	$29,651	$22,026
Transportation, gathering and compression	57,027	39,066	150,065	98,126
Production and ad valorem taxes	1,660	2,604	8,519	7,226
Total cash production costs	$70,673	$46,982	$188,235	$127,378

Depreciation, depletion, amortization and accretion	45,456	34,439	113,950	98,672
General and administrative[1]	14,580	12,937	57,074	33,391

Operating expenses per Mcfe:
Lease operating	$0.21	$0.17	$0.21	$0.25
Transportation, gathering and compression	0.99	1.21	1.04	1.11
Production and ad valorem taxes	0.03	0.08	0.06	0.08
Total cash production costs	$1.23	$1.46	$1.31	$1.44

Depreciation, depletion, amortization and accretion	0.79	1.08	0.80	1.12
General and administrative[2]	0.25	0.41	0.40	0.38
[1]

Includes stock-based compensation and merger-related expenses of $ 4.4 million and $ 5.2 million for the three months ended September 30, 2019 and 2018, respectively, and $ 29.4 million and $ 9.1 million for the nine months ended September 30, 2019 and 2018, respectively

[2]

Includes stock-based compensation and merger-related expenses of $ 0.07 per Mcfe and $ 0.16 per Mcfe for the three months ended September 30, 2019 and 2018, respectively, and $ 0.20 per Mcfe and $ 0.10 per Mcfe for the nine months ended September 30, 2019 and 2018, respectively

Cash Margins

The Company’s cash margins are detailed in the table below:

	Three Months Ended		Three Months Ended
	September 30, 2019	September 30, 2018	June 30, 2019
(per Mcfe)
Average realized price (including cash settled derivatives, excluding firm transportation)	$2.88	$3.82	$2.99
Total cash production costs[1]	1.23	1.46	1.35
Cash production margin	$1.65	$2.36	$1.64
Cash production margin %	57%	62%	55%

Cash production margin	$1.65	$2.36	$1.64
Cash general and administrative expenses[2]	0.18	0.24	0.19
Cash operating margin	$1.47	$2.12	$1.45
Cash operating margin %	51%	55%	48%

Cash operating margin	$1.47	$2.12	$1.45
Interest expense	0.27	0.44	0.31
Corporate cash operating margin[3]	$1.20	$1.68	$1.14
Corporate cash operating margin %	42%	44%	38%

[1]	Includes lease operating, transportation, gathering and compression, production and ad valorem taxes
[2]

Cash general & administrative expense is a Non-GAAP financial measure which excludes non-cash compensation and merger related expenses, see reconciliation to the most comparable GAAP measure under “Cash General and Administrative Expense” in this press release

[3]

Includes lease operating, transportation, gathering and compression, production and ad valorem taxes, Cash general & administrative expense and interest expense.  Cash general & administrative expense is a Non-GAAP financial measure which excludes non-cash compensation and merger related expenses, see reconciliation to the most comparable GAAP measure under “Cash General and Administrative Expense” in this press release

Capital Expenditures

Third quarter 2019 capital expenditures were $65.4 million, including $63.6 million for drilling and completions, $1.4 million for land-related expenditures, and $0.4 million for corporate-related expenditures.

During the third quarter of 2019, the Company commenced drilling 4 gross (3.3 net) operated wells, commenced completions of 7 gross (5.2 net) operated wells and turned to sales 16 gross (13.9 net) operated wells.

Financial Position and Liquidity

As of September 30, 2019, the Company’s liquidity was $354.8 million, consisting of $11.5 million in cash and cash equivalents and $343.3 million in available borrowing capacity under the Company’s revolving credit facility (after giving effect to outstanding letters of credit issued by the Company of $29.2 million and $127.5 million in outstanding borrowings).

Michael Hodges, Executive Vice President and Chief Financial Officer, commented, “We remain highly focused on maintaining the strength of our balance sheet. With no debt maturities for almost four years, a current leverage ratio of approximately 1.7 times5 and with the recent increase of our borrowing base providing liquidity of approximately $355 million, we believe our superior financial condition positions us to dynamically respond to changes in the commodity price environment while still achieving our goal of generating free cash flow by the end of 2019. From a gas marketing perspective, the Company has continued to endeavor to maximize realized pricing through our access to both in basin and out of basin markets and the optimization of the “commitment free” equity gas we produce. Finally, we believe our strong hedge book for the remainder of 2019 and into 2020 provides cash flow support for the foreseeable future as we execute our development plans. The benefits of the merger consummated earlier this year have positioned Montage for success, and we believe the unique combination of ample liquidity, low leverage, limited operational commitments and the peer-leading EBITDAX margins leave the Company well positioned to deliver value to its stakeholders in 2019 and beyond.”

[5]	Based upon net debt to pro forma last twelve months EBITDAX

Commodity Derivatives

The Company engages in a number of different commodity trading program strategies as a risk management tool to attempt to mitigate the potential negative impact on cash flows caused by price fluctuations in natural gas, NGL and oil prices. Below is a table that illustrates the Company’s hedging activities as of September 30, 2019:

Natural Gas Derivatives:

Description	Volume (MMBtu/d)	Production Period	Weighted Average Price ($/MMBtu)
Natural Gas Swaps:
	120,000	October 2019 – December 2019	$2.80
	50,000	January 2020 – December 2020	$2.67
	20,000	January 2020 – March 2020	$2.80
	50,000	January 2020 – June 2020	$2.70
	20,000	April 2020 – June 2020	$2.75
	30,000	July 2020 – December 2020	$2.60
Natural Gas Collars:
Floor purchase price (put)	95,000	October 2019 – December 2019	$2.60
Ceiling sold price (call)	95,000	October 2019 – December 2019	$2.91
Floor purchase price (put)	50,000	January 2020 – December 2020	$2.49
Ceiling sold price (call)	50,000	January 2020 – December 2020	$2.88
Floor purchase price (put)	30,000	January 2020 – March 2020	$2.65
Ceiling sold price (call)	30,000	January 2020 – March 2020	$2.98
Floor purchase price (put)	15,000	April 2020 – June 2020	$2.50
Ceiling sold price (call)	15,000	April 2020 – June 2020	$2.80
Natural Gas Three-way Collars:
Floor purchase price (put)	77,500	October 2019 – December 2019	$2.72
Floor sold price (put)	77,500	October 2019 – December 2019	$2.30
Ceiling sold price (call)	77,500	October 2019 – December 2019	$3.04
Floor purchase price (put)	30,000	January 2020 – December 2020	$2.70
Floor sold price (put)	30,000	January 2020 – December 2020	$2.40
Ceiling sold price (call)	30,000	January 2020 – December 2020	$3.05
Floor purchase price (put)	30,000	January 2020 – March 2020	$2.72
Floor sold price (put)	30,000	January 2020 – March 2020	$2.25
Ceiling sold price (call)	30,000	January 2020 – March 2020	$3.15
Floor purchase price (put)	20,000	January 2020 – June 2020	$2.70
Floor sold price (put)	20,000	January 2020 – June 2020	$2.25
Ceiling sold price (call)	20,000	January 2020 – June 2020	$3.05
Floor purchase price (put)	30,000	October 2019 – June 2020	$2.90
Floor sold price (put)	30,000	October 2019 – June 2020	$2.50
Ceiling sold price (call)	30,000	October 2019 – June 2020	$3.15
Natural Gas Call/Put Options:
Ceiling sold price (call)	40,000	October 2019 – December 2019	$3.44
Floor sold price (put)	50,000	January 2020 – December 2020	$2.30
Floor sold price (put)	50,000	January 2020 – June 2020	$2.25
Swaption sold price (call)	50,000	January 2021 – December 2021	$2.75
Swaption sold price (call)	50,000	January 2022 – December 2022	$3.00
Basis Swaps:
Appalachia - Dominion	12,500	October 2019	$(0.52)
Appalachia - Dominion	12,500	April 2020 – October 2020	$(0.52)
Appalachia - Dominion	20,000	January 2020 – December 2020	$(0.59)
Appalachia - Dominion	20,000	October 2019 – March 2020	$(0.39)
Appalachia - Dominion	17,500	October 2019 – December 2019	$(0.50)

Oil Derivatives:

Description	Volume (Bbls/d)	Production Period	Weighted Average Price ($/Bbl)
Oil Swaps:
	1,500	October 2019 – December 2019	$59.18
	1,000	January 2020 – December 2020	$58.60
	1,000	July 2020 – December 2020	$56.53
Oil Collars:
Floor purchase price (put)	1,500	October 2019 – December 2019	$51.67
Ceiling sold price (call)	1,500	October 2019 – December 2019	$65.92
Floor purchase price (put)	1,000	January 2020 – December 2020	$51.50
Ceiling sold price (call)	1,000	January 2020 – December 2020	$64.25
Floor purchase price (put)	500	July 2020 – December 2020	$52.00
Ceiling sold price (call)	500	July 2020 – December 2020	$60.00
Floor purchase price (put)	500	October 2019 – March 2020	$60.00
Ceiling sold price (call)	500	October 2019 – March 2020	$67.00
Oil Three-way Collars:
Floor purchase price (put)	2,000	October 2019 – December 2019	$50.00
Floor sold price (put)	2,000	October 2019 – December 2019	$40.00
Ceiling sold price (call)	2,000	October 2019 – December 2019	$60.56
Floor purchase price (put)	2,000	January 2020 – June 2020	$62.50
Floor sold price (put)	2,000	January 2020 – June 2020	$55.00
Ceiling sold price (call)	2,000	January 2020 – June 2020	$74.00
Oil Call/Put Options:
Swaption sold price (call)	500	January 2021 – December 2021	$56.80

NGL Derivatives:

Description	Volume (Bbls/d)	Production Period	Weighted Average Price ($/Bbl)
Propane Swaps:
	350	October 2019 – December 2019	$39.90

Subsequent to the End of the Third Quarter:

The below table illustrates the Company’s hedging activities subsequent to the end of the third quarter 2019:

Natural Gas Derivatives:

Description	Volume (MMBtu/d)	Production Period	Weighted Average Price ($/MMBtu)
Natural Gas Swaps:
	30,000	January 2020 – June 2020	$2.62
	25,000	January 2020 – March 2021	$2.60
	20,000	July 2020 – March 2021	$2.58
Natural Gas Three-way Collars:
Floor purchase price (put)	45,000	January 2021 – December 2021	$2.55
Floor sold price (put)	45,000	January 2021 – December 2021	$2.25
Ceiling sold price (call)	45,000	January 2021 – December 2021	$2.81

Oil Derivatives:

Description	Volume (Bbls/d)	Production Period	Weighted Average Price ($/Bbl)
Oil Swaps:
	500	January 2020 – December 2020	$54.00
	250	July 2020 – March 2021	$53.20
	250	January 2021 – March 2021	$53.00
Oil Call/Put Options:
Floor sold price (put)	500	January 2020 – December 2020	$53.00
Ceiling sold price (call)	500	January 2020 – December 2020	$64.50
Floor sold price (put)	500	July 2020 – December 2020	$45.00

Guidance

The Company is announcing updated full year 2019 guidance (changes in italics) as set forth in the table below:

FY 2019
Production MMcfe/d	545 - 552
% Gas	74% - 78%
% NGL	12% - 15%
% Oil	9% - 11%
Gas Price Differential ($/Mcf)[1,2]	$(0.20) - $(0.30)
Oil Differential ($/Bbl)[1]	$(7.25) - $(7.75)
NGL Prices (% of WTI)[1]	30% - 35%
Cash Production Costs ($/Mcfe)[3]	$1.30 - $1.35
Cash G&A ($mm)[4]	$36 - $38
CAPEX ($mm)	$345 - $370
[1]	Excludes impact of hedges
[2]	Excludes the cost of firm transportation
[3]	Includes lease operating, transportation, gathering and compression, production and ad valorem taxes
[4]

Non-GAAP financial measure which excludes non-cash compensation and merger related expenses, see reconciliation to the most comparable GAAP measure under “Cash General and Administrative Expense” in this press release

Conference Call

A conference call to review the Company’s third quarter financial and operational results is scheduled for Friday, November 8, 2019 at 10:00 a.m. Eastern Time.  To participate in the call, please dial 877-709-8150 or 201-689-8354 for international callers and reference Montage Resources Third Quarter 2019 Earnings Call.  A replay of the call will be available through January 8, 2020.  To access the phone replay, dial 877-660-6853 or 201-612-7415 for international callers.  The conference ID is 13695725.  A live webcast of the call may be accessed through the Investor Center on the Company’s website at www.montageresources.com.  The webcast will be archived for replay on the Company’s website for six months.

MONTAGE RESOURCES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	September 30, 2019	December 31, 2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$11,531	$5,959
Accounts receivable	77,154	119,332
Assets held for sale	1,485	—
Other current assets	35,239	8,639
Total current assets	125,409	133,930

PROPERTY AND EQUIPMENT
Oil and natural gas properties, successful efforts method:
Unproved properties	520,941	482,475
Proved oil and gas properties, net	1,210,876	807,583
Other property and equipment, net	12,349	6,300
Total property and equipment, net	1,744,166	1,296,358

OTHER NONCURRENT ASSETS
Other assets	9,278	3,481
Operating lease right-of-use assets	42,936	—
Assets held for sale	8,724	—
TOTAL ASSETS	$1,930,513	$1,433,769

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$122,141	$116,735
Accrued capital expenditures	51,785	12,979
Accrued liabilities	52,081	56,909
Accrued interest payable	11,137	21,661
Liabilities associated with assets held for sale	4,568	—
Operating lease liability	12,889	—
Total current liabilities	254,601	208,284

NONCURRENT LIABILITIES
Debt, net of unamortized discount and debt issuance costs	499,848	497,778
Revolving credit facility	127,500	32,500
Asset retirement obligations	27,169	7,110
Other liabilities	2,296	611
Operating lease liability	30,185	—
Liabilities associated with assets held for sale	6,900	—
Total liabilities	948,499	746,283
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock, 50,000,000 authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 1,000,000,000 authorized, 35,756,088 and 20,169,063 shares issued and outstanding, respectively	382	3,043
Additional paid in capital	2,350,072	2,065,119
Treasury stock, shares at cost; 2,488,525 and 1,747,624 shares, respectively	(8,819)	(3,357)
Accumulated deficit	(1,359,621)	(1,377,319)
Total stockholders’ equity	982,014	687,486
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,930,513	$1,433,769

MONTAGE RESOURCES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(In thousands, except per share data)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
REVENUES
Natural gas, oil and natural gas liquids sales	$153,021	$127,179	$428,278	$340,620
Brokered natural gas and marketing revenue	10,228	2,944	31,747	3,318
Other revenue	46	—	307	—
Total revenues	163,295	130,123	460,332	343,938

OPERATING EXPENSES
Lease operating	11,986	5,312	29,651	22,026
Transportation, gathering and compression	57,027	39,066	150,065	98,126
Production and ad valorem taxes	1,660	2,604	8,519	7,226
Brokered natural gas and marketing expense	10,574	3,237	32,017	3,715
Depreciation, depletion, amortization and accretion	45,456	34,439	113,950	98,672
Exploration	16,621	11,328	48,602	36,227
General and administrative	14,580	12,937	57,074	33,391
Rig termination and standby	1,221	—	1,221	—
(Gain) loss on sale of assets	(733)	6	(731)	(1,814)
Other expense	2	—	40	—
Total operating expenses	158,394	108,929	440,408	297,569
OPERATING INCOME	4,901	21,194	19,924	46,369
OTHER INCOME (EXPENSE)
Gain (loss) on derivative instruments	15,812	(3,263)	40,620	(24,055)
Interest expense, net	(15,192)	(13,932)	(44,140)	(39,975)
Other income (expense)	—	(1)	8	(1)
Total other income (expense), net	620	(17,196)	(3,512)	(64,031)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	5,521	3,998	16,412	(17,662)
Income tax benefit (expense)	—	—	—	—
INCOME (LOSS) FROM CONTINUING OPERATIONS	5,521	3,998	16,412	(17,662)
Income (loss) from discontinued operations, net of income tax	(1,237)	—	1,286	—
NET INCOME (LOSS)	$4,284	$3,998	$17,698	$(17,662)

EARNINGS (LOSS) PER SHARE OF COMMON STOCK
Basic:
Weighted average common stock outstanding	35,684	20,144	32,343	19,947
Income (loss) from continuing operations	$0.15	$0.20	$0.51	$(0.89)
Income (loss) from discontinued operations	(0.03)	—	0.04	—
Net income (loss)	$0.12	$0.20	$0.55	$(0.89)

Diluted:
Weighted average common stock outstanding	35,697	20,170	32,471	19,947
Income (loss) from continuing operations	$0.15	$0.20	$0.51	$(0.89)
Income (loss) from discontinued operations	(0.03)	—	0.04	—
Net income (loss)	$0.12	$0.20	$0.55	$(0.89)

Adjusted Revenue

Adjusted revenue is a non-GAAP financial measure.  The Company defines adjusted revenue as follows: total revenues plus or minus net cash receipts or payments on settled derivative instruments less brokered natural gas and marketing revenue and other revenue.  The Company believes adjusted revenue provides investors with helpful information with respect to the performance of the Company’s operations and management uses adjusted revenue to evaluate its ongoing operations and for internal planning and forecasting purposes. See the table below, which reconciles adjusted revenue and total revenues for the three and nine months ended September 30, 2019 and 2018.

	Three Months Ended September 30,		Nine Months Ended September 30,
$ thousands	2019	2018	2019	2018
Total revenues	$163,295	$130,123	$460,332	$343,938
Net cash receipts (payments) on derivative instruments	11,818	(5,377)	11,072	(7,724)
Brokered natural gas and marketing revenue	(10,228)	(2,944)	(31,747)	(3,318)
Other revenue	(46)	—	(307)	—
Adjusted revenue	$164,839	$121,802	$439,350	$332,896

Adjusted Net Income (Loss)

Adjusted net income (loss) represents income (loss) from continuing operations before income taxes adjusted for certain non-cash items as set forth in the table below. We believe adjusted net income (loss) is used by many investors and published research in making investment decisions and evaluating operational trends of the Company and its performance relative to other oil and gas producing companies.  Adjusted net income (loss) is not a measure of net income (loss) from continuing operations as determined by GAAP.  See the table below for a reconciliation of adjusted net income (loss) and net income (loss) from continuing operations, which retroactively reflects the 15-to-1 reverse stock split that took place at the close of the merger with Blue Ridge on February 28, 2019 for the three and nine months ended September 30, 2019 and 2018.

	Three Months Ended September 30,		Nine Months Ended September 30,
$ thousands	2019	2018	2019	2018
Income (loss) from continuing operations before income taxes, as reported	$5,521	$3,998	$16,412	$(17,662)
(Gain) loss on derivative instruments	(15,812)	3,263	(40,620)	24,055
Net cash receipts (payments) on settled derivatives	11,818	(5,377)	11,072	(7,724)
Dry hole and other	—	93	163	189
Stock-based compensation	1,061	2,171	7,614	6,131
Impairment of unproved properties	14,114	6,971	36,157	20,638
(Gain) loss on sale of assets	(733)	6	(731)	(1,814)
Merger-related expenses	3,291	2,993	21,812	2,993
Income before income taxes, as adjusted	19,260	14,118	51,879	26,806
Adjusted net income	$19,260	$14,118	$51,879	$26,806

Net income (loss) per Common Share
Basic	$0.12	$0.20	$0.55	$(0.89)
Diluted	$0.12	$0.20	$0.55	$(0.89)

Adjusted net income per Common Share
Basic	$0.54	$0.70	$1.60	$1.34
Diluted	$0.54	$0.70	$1.60	$1.34

Weighted Average Common Shares Outstanding
Basic	35,684	20,144	32,343	19,947
Diluted	35,697	20,170	32,471	20,030

Adjusted EBITDAX

Adjusted EBITDAX is a supplemental non-GAAP measure that is used by the Company to evaluate its financial results. The Company defines Adjusted EBITDAX as net income or loss before interest expense; income taxes; impairments; depreciation, depletion, amortization and accretion (“DD&A”); gain (loss) on derivative instruments; net cash receipts (payments on settled derivative instruments, and premiums (paid) received on options that settled during the period); non-cash compensation expense; gain or loss from sale of interest in gas properties; exploration expenses; and other unusual or infrequent items set forth in the table below. Adjusted EBITDAX is not a measure of net income or loss as determined by GAAP.  See the table below for a reconciliation of Adjusted EBITDAX to net income or net loss.

	Three Months Ended September 30,		Nine Months Ended September 30,
$ thousands	2019	2018	2019	2018
Net income (loss)	$4,284	$3,998	$17,698	$(17,662)
Depreciation, depletion, amortization and accretion	45,456	34,439	113,950	98,672
Exploration expense	16,621	11,328	48,602	36,227
Rig termination and standby	1,221	—	1,221	—
Stock-based compensation	1,061	2,171	7,614	6,131
(Gain) loss on sale of assets	(733)	6	(731)	(1,814)
(Gain) loss on derivative instruments	(15,812)	3,263	(40,620)	24,055
Net cash receipts (payments) on settled derivatives	11,818	(5,377)	11,072	(7,724)
Interest expense, net	15,192	13,932	44,140	39,975
Other income (expense)	—	1	(8)	1
Merger-related expenses	3,291	2,993	21,812	2,993
Income (loss) from discontinued operations	1,237	—	(1,286)	—
Adjusted EBITDAX	$83,636	$66,754	$223,464	$180,854

Cash General and Administrative Expenses

Cash general and administrative expenses is a non-GAAP financial measure used by the Company in the Guidance Table to provide a measure of administrative expenses used by many investors and published research in making investment decisions and evaluating operational trends of the Company. See the table below for a reconciliation of Cash General and Administrative Expenses and General and Administrative Expenses.

	Three Months Ended September 30,		Guidance
$ thousands	2019	2018	Year Ending December 31, 2019
General and administrative expenses, estimated to be reported	$14,580	$12,937	$68,000-$76,000
Stock-based compensation	(1,061)	(2,171)	(8,000-10,000)
Cash general and administrative expenses	$13,519	$10,766	$60,000-$66,000
Merger-related expenses	(3,291)	(2,993)	(24,000-28,000)
Cash general and administrative expenses, excluding merger related expenses	$10,228	$7,773	$36,000-$38,000

About Montage Resources

Montage Resources is an exploration and production company with approximately 218,000 net effective undeveloped acres currently focused on the Utica and Marcellus Shales of southeast Ohio, West Virginia and North Central Pennsylvania. For more information, please visit the Company’s website at www.montageresources.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this press release, regarding Montage Resources’ strategy, future operations, financial position, estimated revenues and income/losses, projected costs and capital expenditures, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “plan,” “endeavor,” “will,” “would,” ”should,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “continue,” “position,” “potential,” “committed,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Montage Resources’ current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” in Montage Resources’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2019 (the “2018 Annual Report”), in “Item 1A. Risk Factors” of Montage Resources’ Quarterly Reports on Form 10-Q and in Montage Resources’ other filings and reports with the Securities and Exchange Commission.

Forward-looking statements may include, but are not limited to, statements about Montage Resources’ business strategy; reserves; general economic conditions; financial strategy, liquidity and capital required for developing its properties and timing related thereto; realized natural gas, NGLs and oil prices; timing and amount of future production of natural gas, NGLs and oil; its hedging strategy and results; future drilling plans; competition and government regulations, including those related to hydraulic fracturing; the anticipated benefits under commercial agreements; marketing of natural gas, NGLs and oil; leasehold and business acquisitions; the costs, terms and availability of gathering, processing, fractionation and other midstream services; the costs, terms and availability of downstream transportation services; credit markets; uncertainty regarding future operating results, including initial production rates and liquid yields in type curve areas; and plans, objectives, expectations and intentions contained in this press release that are not historical, including, without limitation, the guidance set forth herein.  Forward-looking statements also may include statements relating to the combination with Blue Ridge, including statements regarding integration and transition plans, synergies, cost savings, opportunities, anticipated future performance, benefits of the transaction and its impact on Montage Resources’ business, operations, assets, results of operations, liquidity, and financial position, and any statements of assumptions underlying any of the foregoing.

Montage Resources cautions you that all these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil. These risks include, but are not limited to, legal and environmental risks, drilling and other operating risks, regulatory changes, commodity price volatility and declines in the price of natural gas, NGLs, and oil, inflation, lack of availability of drilling, production and processing equipment and services, counterparty credit risk, the uncertainty inherent in estimating natural gas, NGLs and oil reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under the heading “Risk Factors” in the 2018 Annual Report, in “Item 1A. Risk Factors” of Montage Resources’ Quarterly Reports on Form 10-Q and in Montage Resources’ other filings and reports with the Securities and Exchange Commission.  In addition, forward-looking statements are subject to risks and uncertainties related to the combination with Blue Ridge, including, without limitation, failure to realize or delays in realizing expected synergies or other benefits of the transaction, difficulties in integrating the combined operations, disruption of management time from ongoing business operations due to the transaction, adverse effects on the ability of Montage Resources to retain and hire key personnel and maintain relationships with suppliers and customers, negative effects of consummation of the transaction on the market price of the Company’s common stock, transaction costs, unknown liabilities or unanticipated expenses.

All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement and are based on assumptions that Montage Resources believes to be reasonable but that may not prove to be accurate. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Montage Resources or persons acting on its behalf may issue. Except as otherwise required by applicable law, Montage Resources disclaims any duty to update any forward-looking statements to reflect new information or events or circumstances after the date of this press release.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Contact:

Montage Resources Corporation

Douglas Kris, Investor Relations

469-444-1736

dkris@mresources.com